Evolus Reports Second Quarter 2023 Results
and Provides Business Update
•Q2 2023 Net Revenue of $49.3 Million, Up 33% from Q2 2022
•Raises Full-Year 2023 Net Revenue Guidance to $185 to $195 Million
•On Track to Achieving Sustained Profitability With Existing Cash

NEWPORT BEACH, Calif., August 2, 2023 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a focus on building an aesthetic portfolio of consumer brands, today reported financial results for the second quarter ended June 30, 2023 and provided a business update.

“The results of our second quarter clearly demonstrate an acceleration of trends and consistent execution of our long-term growth strategy,” said David Moatazedi, President and Chief Executive Officer. “With record quarterly revenue as well as all-time highs across several leading indicators, we are generating very strong momentum and significantly outpacing the underlying growth of our markets. Our continued success gave us the confidence to increase our 2023 sales guidance to between $185 and $195 million, which equates to over 30% growth at the upper end of our range.

“From a financial standpoint, once again this quarter we continued to exercise disciplined operating expense management and we remain committed to reaching sustained profitability1 in 2025. While we are very excited about the continued momentum in our toxin line, we expect the addition of our portfolio of dermal fillers will expand our total addressable market by 70%2 over the next five years driving us to $700 million of revenue by 2028 – a 29% CAGR on the top line. Evolus has a clear path to exceptional growth, we are fully funded to achieve that growth through expected profitability, and we have an experienced team in place to execute our growth plan.”

Second Quarter 2023 Highlights and Recent Developments
•The company’s key performance indicators demonstrated continued strong momentum reaching record levels during the second quarter.
◦Evolus added nearly 800 new customer accounts in the quarter, the highest amount since the launch year, bringing the total number of customers purchasing since launch to approximately 11,000. The reorder rate among customers remains above 70%.3
◦Enrollment in the Evolus Rewards™ consumer loyalty program grew by 64,000 members to 638,000.4
◦Total treatments for the quarter hit an all-time high of more than 147,000 as existing users continued to return for repeat treatments of Jeuveau® at a rate of nearly 60%, demonstrating sustained brand loyalty. During the quarter, the company completed the one-millionth treatment in its easy-to-use, text-based Evolus Rewards™ program.
•Evolus completed its Phase 2 clinical study evaluating an “extra-strength” dose for an extended duration of Jeuveau®. Presentation of the final dataset is planned for a medical meeting in the fourth quarter of 2023.
•The company continued to expand its presence in Europe with the launch of Nuceiva® in Italy, one of the largest aesthetic toxin markets in the region.

Second Quarter 2023 Financial Results
•Total net revenues for the second quarter of 2023 increased 33% to $49.3 million from $37.2 million in the second quarter of 2022 driven primarily by higher volumes of Jeuveau®.
•Gross profit margin and adjusted gross profit margin were 68.7% and 70.2%, respectively. Adjusted gross profit margin, which excludes amortization of intangible assets, was in line with company guidance.
•Operating expenses for the second quarter of 2023 were $64.5 million, which included a $4.4 million milestone payment to Symatese for the U.S. filler license, compared to $53.8 million in the first quarter of 2023.
•Non-GAAP operating expenses for the second quarter of 2023 were $42.7 million, which included a $4.4 million milestone payment to Symatese for the U.S. filler license, compared to $35.5 million in the first quarter of 2023. Non-GAAP operating expenses exclude product cost of sales, stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•Loss from operations for the second quarter of 2023 was $15.1 million, which included the $4.4 million license milestone expense, compared to $12.0 million in the first quarter of 2023. Non-GAAP loss from operations in the second quarter of 2023 was $8.0 million, which included the $4.4 million license milestone expense. Excluding the milestone expense, non-GAAP loss from operations in the second quarter of 2023 declined compared to the $5.9 million non-GAAP loss from operations recorded in the first quarter of 2023. Non-GAAP loss from operations excludes stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•Cash and cash equivalents at June 30, 2023 were $41.7 million compared to $31.5 million at March 31, 2023. The cash balance at June 30, 2023 included additional borrowings of $25 million under the company’s credit facility with Pharmakon. For the second quarter of 2023, net cash used for operating activities was $13.3 million, which included the $4.4 million license milestone expense. Net cash used for operating activities in the second quarter of 2023 was lower than the first quarter of 2023, representing continued progress toward cash flow breakeven. Evolus continues to expect its existing cash will fully fund it to sustained profitability1 in 2025.
Outlook
•Evolus now expects total net revenues for the full year 2023 to be between $185 million and $195 million, representing year-over-year growth of over 30% at the upper end of the range and more than three times the estimated growth rate of the aesthetic neurotoxin market. The company also assumes a return to industry seasonal revenue patterns.
•The company continues to expect its adjusted gross profit margin for the full year 2023 to be between 68% and 71%.
•Evolus continues to expect its full-year non-GAAP operating expenses to be between $153 million and $158 million.
•The company continues to expect to achieve sustained positive non-GAAP operating income on a consolidated basis in 2025 and remains fully funded to profitability1 without the need to raise additional capital.
•The company projects its total net revenue can reach $700 million by 2028, a compound annual growth rate of 29%, based on the combination of its existing aesthetic neurotoxin business and anticipated launch of the Evolysse™ HA dermal filler product line beginning in 2025.

Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.
Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13739952. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.

About Evolus, Inc.
Evolus (Nasdaq: EOLS) is a performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Evolus is expanding its product portfolio having entered into a definitive agreement to be the exclusive U.S. distributor of Evolysse™, a line of five unique dermal fillers currently in late-stage development. Visit us at www.evolus.com, and follow us on LinkedIn, Twitter, Instagram or Facebook.

1 Within this press release, “profitability” is defined as achieving positive non-GAAP operating income.
2 Source: Medical Insights Dermal Filler Market Study, March 2023 (www.miinews.com), BCG Aesthetic Research presented at IMCAS 2023 and company estimates.
3 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through June 30, 2023.
4 Represents cumulative statistics from the launch of Evolus Rewards in May 2020 through June 30, 2023.

Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to market conditions and consumer demand; financial and other benefits expected from the exclusive U.S. distribution rights for the Evolysse™ HA dermal filler product line; the company’s long-term revenue outlook and its financial outlook for 2023; and the company’s cash position and expectations for reaching profitability and funding the company’s operations.
The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and EvolysseTM, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the EvolysseTM dermal filler product line in the U.S., our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve regulatory approval for the EvolysseTM dermal filler product line in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on May 9, 2023 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 expected to be filed with the SEC on or about August 2, 2023. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.
Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations. Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues. Non-GAAP operating expenses and non-GAAP loss from operations exclude (i) product cost of sales, in the case of non-GAAP operating expenses only, (ii) the revaluation of contingent royalty obligations, (iii) stock-based compensation expense, and (iv) depreciation and amortization. Management believes that adjusted gross profit margin is an important measure for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the amortization of an intangible asset. Management believes that non-GAAP operating expenses and non-GAAP loss from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses and non-GAAP loss from operations will enable investors to assess the company in the same way that management has historically assessed the company’s operating expenses against comparable companies with conventional accounting methodologies. The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of our historical adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations presented herein to gross profit margin, GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP (Loss) from Operations to Non-GAAP (Loss) from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected adjusted gross profit margin and non-GAAP operating expenses for full year 2023. Evolus has not provided a reconciliation of such forward-looking non-GAAP adjusted gross profit margin, non-GAAP operating expenses or non-GAAP operating income because a reconciliation of such measures to GAAP gross profit margin, GAAP operating expenses and GAAP operating income, respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking outlook for these non-GAAP financial measures that have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.

Jeuveau® and Nuceiva® are registered trademarks of Evolus, Inc.
Evolysse™ is a trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

###

Investor Contact:
David K. Erickson
Vice President, Investor Relations
Tel: 949-966-1798
Email: david.erickson@evolus.com

Media Contact:
Email: media@evolus.com

Evolus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except loss per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Product revenue, net	$48,680	$37,163	$89,727	$70,389
Service revenue	666	—	1,340	682
Total net revenues	49,346	37,163	91,067	71,071

Operating expenses:
Product cost of sales (excludes amortization of intangible assets)	14,712	15,819	26,858	29,027
Selling, general and administrative	41,174	36,875	78,558	70,317
Research and development	1,208	1,550	2,589	2,018
In-process research and development	4,441	2,000	4,441	2,000
Revaluation of contingent royalty obligation payable to Evolus Founders	1,682	1,414	3,330	2,730
Depreciation and amortization	1,247	853	2,449	1,775
Total operating expenses	64,464	58,511	118,225	107,867
Loss from operations	(15,118)	(21,348)	(27,158)	(36,796)
Other income (expense):
Interest income	164	4	263	4
Interest expense	(3,182)	(2,075)	(5,971)	(4,123)
Other income (expense), net	19	(24)	(19)	(31)
Loss before income taxes:	(18,117)	(23,443)	(32,885)	(40,946)
Income tax expense	23	28	46	26
Net loss	$(18,140)	$(23,471)	$(32,931)	$(40,972)
Other comprehensive loss:
Unrealized loss, net of tax	(52)	(62)	(131)	(165)
Comprehensive loss	$(18,192)	$(23,533)	$(33,062)	$(41,137)
Net loss per share, basic and diluted	$(0.32)	$(0.42)	$(0.58)	$(0.73)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	56,920	56,080	56,699	55,906

Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(Unaudited, in thousands)

	June 30, 2023	December 31, 2022
Cash and cash equivalents	$41,705	$53,922
Accounts receivable, net	28,996	22,448
Inventories	19,859	18,852
Prepaid expenses and other current assets	5,900	5,580
Total current assets	96,460	100,802
Noncurrent assets	72,523	77,181
Total assets	$168,983	$177,983
Accounts payable and accrued expenses	$32,019	$33,729
Accrued litigation settlement	—	5,000
Other current liabilities	9,330	7,780
Total current liabilities	41,349	46,509
Term loan, net of discount and issuance costs	94,829	71,879
Other noncurrent liabilities	39,768	41,096
Total liabilities	$175,946	$159,484
Total stockholders’ equity (deficit)	$(6,963)	$18,499

Evolus, Inc.
Summary of Consolidated Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,				Three Months Ended June 30,
	2023		2022		2023
Net cash (used in) provided by:
Operating activities	$(33,897)	*	$(59,087)	*	$(13,310)
Investing activities	(727)		(649)		(216)
Financing activities	22,538		(1,871)		23,820
Effect of exchange rates on cash	(131)		(165)		(52)
Change in cash and cash equivalents	(12,217)		(61,772)		10,242
Cash and cash equivalents, beginning of period	53,922		146,256		31,463
Cash and cash equivalents, end of period	$41,705		$84,484		$41,705

*Includes a settlement payment of $5.0 million and $15.0 million to Allergan/Medytox in the six months ended June 30, 2023 and 2022, respectively.

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total net revenues	$49,346	$37,163	$91,067	$71,071
Cost of sales:
Product cost of sales (excludes amortization of intangible assets)	14,712	15,819	26,858	29,027
Amortization of distribution right intangible asset	739	739	1,477	1,478
Total cost of sales	15,451	16,558	28,335	30,505
Gross profit	33,895	20,605	62,732	40,566
Gross profit margin	68.7%	55.4%	68.9%	57.1%
Add: Amortization of distribution right intangible asset	739	739	1,477	1,478
Adjusted gross profit	$34,634	$21,344	$64,209	$42,044
Adjusted gross profit margin	70.2%	57.4%	70.5%	59.2%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2023	2022	2023	2022	2023
GAAP operating expense	$64,464	$58,511	$118,225	$107,867	$53,761
Adjustments:
Product cost of sales (excludes amortization of intangible assets)	14,712	15,819	26,858	29,027	12,146
Revaluation of contingent royalty obligation	1,682	1,414	3,330	2,730	1,648
Stock-based compensation:
Included in selling, general and administrative	3,983	2,924	7,150	5,838	3,167
Included in research and development	188	55	315	100	127
Depreciation and amortization	1,247	853	2,449	1,775	1,202
Non-GAAP operating expense	$42,652	$37,446	$78,123	$68,397	$35,471

Evolus, Inc.
Reconciliation of GAAP (Loss) from Operations to
Non-GAAP (Loss) from Operations
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2023	2022	2023	2022	2023
GAAP (loss) from operations	$(15,118)	$(21,348)	$(27,158)	$(36,796)	$(12,040)
Adjustments:
Revaluation of contingent royalty obligation	1,682	1,414	3,330	2,730	1,648
Stock-based compensation:
Included in selling, general and administrative	3,983	2,924	7,150	5,838	3,167
Included in research and development	188	55	315	100	127
Depreciation and amortization	1,247	853	2,449	1,775	1,202
Non-GAAP (loss) from operations	$(8,018)	$(16,102)	$(13,914)	$(26,353)	$(5,896)